UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016 (March 30, 2016)

Citius Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-206903	27-3425913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Great Road Maynard, MA 01754	01754
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 938-0338

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2016, Citius Pharmaceuticals, Inc. (the "Company") entered into that certain Agreement and Plan of Merger (the "Agreement") by and among the Company, Citius LMB Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("SubCo"), and Leonard-Meron Biosciences, Inc., a Delaware corporation ("LMB"). In accordance with the terms of the Agreement, on March 30, 2016 ("Effective Time"), LMB filed a certificate of merger ("Certificate of Merger") with the Secretary of State of the State of Delaware pursuant to which SubCo was merged with and into LMB ("Merger"), with LMB continuing as the surviving corporation ("Surviving Corporation"). The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger by and among the Company, SubCo and LMB dated April 30, 2016, a copy of which attached hereto as Exhibit 2.1 and is hereby incorporated by reference into this Item 1.01.

Prior to the Merger, Leonard Mazur was the Chairman and a principal shareholder of LMB and Myron Holubiak was the President, Chief Executive Officer and a principal shareholder of LMB. Prior to the Merger, Leonard Mazur was Chief Executive Officer and Chairman of the Company and Myron Holubiak was a director of the Company. In addition, as required by the terms of the Agreement, Leonard Mazur made a direct investment in the Company as is further detailed in the "Financings" section below. The Company believes that the Merger and the transactions contemplated by the Agreement were as favorable to the Company as could have been obtained from a non-affiliated party.

Merger Consideration

Upon the Effective Time:

(i)

each share of LMB common stock ("LMB Common Stock") issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 1.81 shares of common stock of the Company ("Citius Common Stock"), as calculated by dividing 33,940,878 shares of Citius Common Stock by the sum of all outstanding LMB Common Stock plus all shares of LMB Common Stock underlying outstanding LMB options, LMB convertible notes and LMB warrants;

(ii)

all of the outstanding convertible notes previously issued by LMB were converted into shares of LMB Common Stock immediately prior to the closing of the Merger ("LMB Note Shares") and each LMB Note Share was converted into the right to receive 1.81 shares of Citius Common Stock ;

(iii)

all of the vested and unvested outstanding LMB options were assumed by the Company, and each option was converted into an option to purchase the amount of Citius Common Stock equal to the product of the number of shares of LMB Common Stock subject to the LMB option multiplied by 1.81 shares of Citius Common Stock; and

(iv)

all of the warrants to purchase LMB Common Stock were converted into warrants to acquire Citius Common Stock, and each warrant is exercisable for the amount of Citius Common Stock equal to the product of the number of shares of LMB Common Stock subject to the LMB warrant multiplied by 1.81 shares of Citius Common Stock, subject the same terms and conditions as the LMB warrants.

As of the Effective Time, the stockholders of LMB became owners of 41% of the issued and outstanding shares of common stock of the Company.

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Financings

As required by the terms of the Agreement, prior to the closing of the Merger, the Company entered into a Subscription Agreement with Leonard Mazur pursuant to which the Company issued to Leonard Mazur 5,000,000 shares of Citius Common Stock at a purchase price of $0.60 per share resulting in aggregate proceeds to the Company of $3,000,000. This was the same or a greater price per share as paid by certain non-affiliated investors who purchased an aggregate of 1,675,000 units at prices between $.54 per unit and $.60 per unit. Each unit consisted of one share of Citius Common Stock and one warrant to purchase one share of Citius Common Stock at a price of $0.60 per share.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Subscription Agreement, and is qualified in its entirety by reference to the Subscription Agreement filed as an exhibit 10.2 to this Current Report and is hereby incorporated by reference into this Item 1.01.

Piggyback Registration Rights

In accordance with the terms of the Agreement, if at any time after the Effective Time, the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to an offering of its securities owned by officers, directors or 10% of the shareholders of the Company, excluding securities purchased in an offering, then the Company will give former LMB stockholders the opportunity to register the sale of such number of securities as such former LMB Stockholders may request in writing pursuant to the terms of the Agreement.

Employment Agreement

In accordance with the terms of the Agreement, on March 30, 2016, the Company entered into an employment agreement ("Employment Agreement") with Myron Holubiak pursuant to which Mr. Holubiak will serve as the Company's Chief Executive Officer for a term of 3 years, which term will automatically be extended for additional 1 year periods unless earlier terminated ("Term"). In consideration for Mr. Holubiak's services, the Company shall pay to Mr. Holubiak (i) an annual base salary equal to $450,000, (ii) a discretionary bonus on each anniversary of the effective date during the Term in an amount up to 50% of Mr. Holubiak's then current base salary based on the attainment of certain financial, clinical development and business milestones as established annually by the Company's Board of Directors and (iii) an incentive bonus based upon Market Capitalization (as defined in the Employment Agreement) of the Company. Upon termination of Mr. Holubiak's employment with the Company, under certain circumstances, Mr. Holubiak shall be entitled to receive certain severance as further described in the Employment Agreement.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement filed as exhibit 10.1 to this Current Report and is hereby incorporated into this Item 1.01.

Voting Agreement

In connection with the execution of the Agreement, on March 30, 2016, the Company entered into a Voting Agreement (the "Voting Agreement") with Leonard Mazur and certain other stockholders holding greater than a majority of shares of the Company (the "Stockholders"). Under the Voting Agreement, the Stockholders have agreed to vote their shares in whatever manner necessary to ensure that Mr. Mazur has the right to appoint a majority of the members of the Board of Directors.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Voting Agreement, and is qualified in its entirety by reference to the Voting Agreement filed as an exhibit 10.3 to this Current Report and is hereby incorporated by reference into this Item 1.01.

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Post-Merger Officers and Directors of the Company and the Surviving Corporation

Pursuant to the terms of the Agreement, Leonard Mazur or his duly appointed representative had the right to appoint a majority of the members of the Board of Directors of the Company at the Effective Time, which directors will hold such positions until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided, however, Leonard Mazur will only have the right to appoint a majority of the members of the Board of Directors of the Company until such time as the Company is listed on a national securities exchange. At the Effective Time on March 30, 2016, the following persons were appointed officers and directors of the Company:

Name	Age	Title
Myron Holubiak	69	President, Chief Executive Officer and Director
Leonard Mazur	71	Chairman and Secretary
Suren Dutia	72	Director
Carol Webb	69	Director
Dr. William Kane	72	Director
Howard Safir	74	Director

At the Effective Time on March 30, 2016, the following persons were appointed officers and directors of the Surviving Corporation:

Name	Age	Title
Jaime Bartushak	48	Executive Vice President, Chief Financial Officer, Treasurer and Director
Gary F. Talarico	61	Executive Vice President, Operations

Representations, Warranties and Covenants

The parties to the Agreement made representations, warranties and covenants that are customary for transactions of this nature. The representations and warranties were qualified by information in confidential disclosure schedules exchanged by the parties together with the Agreement. While the Company does not believe that these schedules contain material information that the securities laws require it to publicly disclose, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts.

Indemnification

Following the Effective Time, LMB and the Surviving Corporation are required to indemnify, defend and hold harmless the Company and its officers, directors, stockholders and affiliates from and against damages or amounts paid in settlement arising out of or related to the breach of any representation, warranty or covenant made by LMB in the Agreement or in any document delivered pursuant to the Agreement. Similarly, the Company is required to indemnify, defend and hold harmless LMB and its officers, directors, stockholders and affiliates from and against damages or amounts paid in settlement arising out of or related to the breach of any representation, warranty or covenant made by the Company in the Agreement or in any document delivered pursuant to the Agreement.

Leonard Mazur and Myron Holubiak agreed personally, jointly and severally, to indemnify, defend and hold harmless the Company and its directors, officers, stockholders and affiliates from and against any liability based in whole or in part on or arising in whole or in part out of or related to any breach of the representations of LMB with respect to the capital structure of LMB and broker's fees in connection with the Agreement and the transactions contemplated by the Agreement.

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Other than with respect to fraud or other equitable remedies, the parties' rights to indemnification are the sole remedy with respect to any and all claims for, arising out of or relating to the transactions contemplated by the Agreement, including for breach, inaccuracy or default of any of the representations, warranties, covenants and agreements set forth in the Agreement or any other transaction document.

In addition to the foregoing indemnification, from the Effective Time through the sixth anniversary of the Effective Time, the Company and the Surviving Corporation are required to indemnify and hold harmless each person who was at the Effective Time, or has been at any time prior to the Effective Time, a director or officer of LMB against certain claims as further discussed in the Agreement.

LMB Business

Overview

The Company believes that the acquisition of LMB is a synergistic acquisition that will create certain economies of scale and provide the Company with a phase 3 ready drug product with significant market potential.

LMB is a late-stage specialty pharmaceutical company focused on the development and commercialization of critical care products with a concentration on anti-infectives. The Company is developing Mino-LokTM, an antibiotic lock solution used to treat patients with catheter-related bloodstream infections, or CRBSIs. These bloodstream infections are very serious, especially in cancer patients receiving therapy through central venous catheters (CVCs), and in hemodialysis patients where venous access presents a difficult challenge. Mino-Lok is considered an antibiotic lock therapy (ALT) and is intended to salvage the CVC obviating the need to remove and replace the catheter. This is a recognized unmet medical need since there are no alternatives other than the risky removal and reinsertion of the CVC. Studies show that removal and reinsertion of CVCs have a 15 to 20% complication rate, including pneumothorax, misplacement, and arterial puncture. Also, there are no alternative pharmacotherapies being developed for this condition. Mino-Lok is a patent-protected, novel solution containing minocycline, edetate (disodium EDTA), and ethyl alcohol, all of which act synergistically to break down bacterial biofilms, eradicate the bacteria, and provide anti-clotting properties to maintain patency in CVCs, and salvage the indwelling catheter. Mino-Lok is used in 2-hour locking cycles allowing the CVC to be used for its intended purposes for the remaining 22 hours each day. Mino-Lok is a discovery of clinicians and technologists at the M.D. Anderson Cancer Center (MDACC).

LMB finalized a worldwide license to the patented technology (with the exception of South America) in May 2014 with the Investigational New Drug (IND) being transferred to LMB from MDACC in September 2014. The phase 2b study was completed in December 2014. There were 90 patients in the study with 30 patients in the active arm and 60 patients in a matched cohort for comparison. The match was retrospective, but within a contemporaneous timeframe to the active trial. Patients were matched for cancer type, infecting organism, and level of neutropenia. All patients were cancer patients and treated at the MDACC. The analysis showed outstanding comparative results. The efficacy of Mino-Lok therapy was 100% in salvaging CVCs, helping to cure all of the bacteremias, and having no significant adverse events, compared to an 18% serious adverse event rate in the matched cohort where patients had the infected CVCs removed and replaced with a new CVC.

Based on the Phase 2b results, LMB believes that Mino-Lok is highly effective in salvaging infected indwelling catheters and is well tolerated, making Mino-Lok an attractive alternative to removing and re-inserting a new CVC. The Company had an End-of-Phase 2 (EOP2) meeting with the FDA on May 23, 2015. The agency acknowledged the challenges in developing new treatments for CRBSI, provided feedback on the proposed phase 3 study. FDA agreed that the phase 2b study was sufficient to allow entry into a phase 3 study. Both FDA and LMB recognized that there is not a defined regulatory pathway and that developing one would require discussion between both parties. FDA offered to work closely with LMB and asked the company to submit a revised phase 3 protocol for review.

On October 2, 2015 LMB received a notification from FDA that Mino-Lok had received a Qualified Infectious Disease Product (QIDP) designation. QIDP provides 1) Fast Track Status (sponsors are granted early and frequent communications with the FDA; 2) Priority Review, which reduces the NDA review time from 12 to 8 months: and, 3) Market Exclusivity, NDAs for QIDPs are granted an additional 5 years of market exclusivity with Hatch-Waxman for a combined total of 10 years regardless of patent protection.

LMB submitted a revised phase 3 protocol based on the Agency's guidance on February 16 2016. The FDA agreed that the outline of the phase 3 trial design and LMB's responses to the Division's comments were acceptable. The Agency asked that LMB submit the detailed clinical protocol, statistical analysis plan, and sample informed consent form; and reinforced that two adequate and well-controlled clinical trials would be needed to support approval of Mino-Lok. LMB submitted the requested documents on March 17, 2016.

LMB plans to conduct a phase 3, multi-center, randomized, double blind, placebo- and active- controlled study in 700 patients. LMB believes that the Mino-Lok NDA can be approved within two and one half years based on the Company's current development plan.

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Market Opportunity

Professional market feedback suggests that there is an urgent need to develop an alternative to the standard of care (SOC) for CLABSI, as CVC manipulation is associated with a high degree of severe adverse effects, causing discomfort and an increased level of morbidity. Additionally, if successful, we expect that CVC salvage with Mino-Lok therapy will provide excellent economics and lead to a quick uptake of Mino-Lok in the marketplace.

The SOC in the management of CLABSI consists of removing the infected CVC and replacing it with a new catheter at a different vascular access site. However, in cancer and hemodialysis patients with long-term surgically implantable silicone catheters, removal of the CVC and reinsertion of a new one at a different site might be difficult, or even impossible, because of the unavailability of other accessible vascular sites and the need to maintain infusion therapy. Furthermore, critically ill patients with short term catheters often have underlying coagulopathy, where the blood's ability to clot is impaired. This condition would make reinsertion of a new CVC at a different site, in the setting of CLABSI, risky in terms of mechanical complications, such as hemopneumothorax, misplacement or arterial puncture.

Cost is also another important factor in determining whether to replace an infected CVC or salvage the CVC with a flush solution. In a study published in Hemodialysis International (Vol. 9, Issue 1, 2005), it was estimated that the cost of replacing a hemodialysis catheter could reach $2,000, which includes the cost of specialty personnel such as interventional radiologist, radiology technician, radiology nurse and all of the other costs involved with the replacement. The current cost for this procedure is estimated to be greater than $4,000. While direct cost minimization is significant, there has been no cost-effectiveness or cost-benefit analysis to estimate the cost savings in terms of improvements in morbidity, mortality and quality-of-life. LMB's own estimates of these economic analyses show significant economic benefit.

LMB estimates the potential market for Mino-Lok as a salvage lock solution in the United States at approximately 474 million locks or approximately $600 million per year. LMB estimates in its analysis that Mino-Lok will cost about $1,000 to $1,400 per course of therapy, which provides a wide margin of savings compared to replacing the catheter, and makes this approach highly cost-effective. Salvage in the long-term CVC market constitutes the bulk of the market potential. LMB estimates for the Mino-Lok market potential are as follows:

	Short Term CVC	Long Term CVC	Combined
No. Catheters	3 million	4 million	7 million
Avg. Duration (days)	12	100	N/A
Catheter Days	36 million	400 million	436 million
Infection Rate	2/1,000 days	1/1,000 days	N/A
Catheters Infected	72,000	400,000	472,000
Flushes/Catheter	5	7	6.7
Total Salvage Locks	360,000	2,800,000	3,160,000
Market Value US Alone (Revenue)	$50-100 million	$420-840 million	$470-950 million

Sources: Ann Intern Med 2000; 132:391–402, Clev Clin J Med 2011; 78(1):10-17, JAVA 2007; 12(1):17-27, J Inf Nurs 2004;27(4):245-250, http://www.jointcommission.org/assets/1/18/CLABSI_Monograph.pdf and internal estimates.

Commercialization Strategy

LMB intends to use the existing wholesale network for hospital distribution of Mino-Lok. LMB also intends to launch Mino-Lok with infectious disease specialists in major hospitals in the U.S. While there are a total of 4,012 short term acute care hospitals ("STACs") in the U.S., LMB intends to focus on approximately 1,000 STACs with over 300 beds in the U.S. which we consider the primary marketing target for Mino-Lok. These institutions have infection control committees and ICUs. There are 8,000 infectious disease specialists in the U.S. To reach these primary marketing targets, LMB intends to employ a national sales force and medical liaisons to represent LMB and promote Mino-Lok. The sales model will primarily be one of achieving formulary and infection control committee acceptance, and pulling through this formulary acceptance with promotion to infectious disease specialists, intensivists and ICU nursing staff. Key account managers will be required to address major group purchasing organizations ("GPOs") and healthcare systems. Education of infectious disease experts and ICU personnel will be critical success factors to change an SOC procedure to Mino-Lok treatment. LMB intends to conduct educational seminars at all major infectious disease and critical care meetings.

LMB initially plans to develop Mino-Lok for the U.S. market. If LMB achieves regulatory approval and successfully launches Mino-Lok in the U.S., LMB plans to begin the process to commercialize Mino-Lok in foreign markets, primarily Europe and the Pacific Rim.

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Intellectual Property

The U.S. Patent for Mino-Lok was filed on June 7, 2004 and issued on October 13, 2009. The expiration date is June 7, 2024. There are corresponding patents pending in Europe and Canada. The claimed subject matter of U.S. Patent No. 7,601,731 includes a solution that comprises ethanol; in a specific range, EDTA and an antibiotic or antifungal that is effective in eradicating Candida parapsilosis or MRSA in a biofilm. On April 15. 2014 an application was filed for the enhanced stability of the reconstituted solution. Below are the issued patents:

•

U.S. Patent 7,601,731; EP Ser. No.:04754538.9; CA Ser.No.:2,528,522; U.S. Ser. No.: 13/095,262; and, U.S. Ser. No.: 13/621,628. "Antimicrobials in Combination with Chelators and Ethanol for the Rapid Eradication of Microorganisms Embedded in Biofilm"; Issued October 13, 2009.

•	U.S. Ser. No.: 14/253,265. "Antimicrobial Lock/Flush Solutions with Enhance Stability".

LMB has a patent and technology license agreement with Novel Anti-Infective Technologies, LLC ("NAT") to develop and commercialize Mino-Lok on an exclusive, worldwide sublicensable basis, excluding for South America. Unless earlier terminated pursuant to the terms of the license agreement, the license agreement remains in effect until the date that all patents licensed under the agreement have expired and all patent applications within the licensed patent rights have been cancelled, withdrawn or expressly abandoned.

Competition

Currently, the only alternative to Mino-Lok in the treatment of infected CVCs in CLABSI patients, of which LMB is aware, is the SOC of removing the culprit CVC and replacing a new CVC at a different vascular site. LMB is not aware of any Investigational New Drug Applications ("INDs") for a salvage antibiotic lock solution and does not expect any to be forthcoming due to the difficulty of meeting the necessary criteria to be effective and practical.

At this time, there are no pharmacologic agents approved in the U.S. for the prevention or treatment of CLABSIs in central venous catheters. LMB is aware that there are several agents in development for prevention but none for salvage, the most prominent of these appear to be Neutrolin from CorMedix and B-Lock from Great Lakes Pharmaceuticals, Inc. ("GLP").

Neutrolin® (CorMedix)

Neutrolin is a broad-spectrum antimicrobial/antifungal and anticoagulant combination containing taurolidine, citrate and heparin that is active against common microbes. CorMedix Inc. sought to receive FDA approval of Neutrolin, but was informed that Neutrolin had been assigned to the Center for Drug Evaluation and Research ("CDER") for review as a drug. CorMedix opted to pursue a CE Mark in Europe for Neutrolin as a prevention and maintenance lock solution and received an approval as a Class III CE Mark approved (drug-device) in July 2013. CorMedix stated that they met with FDA in the fourth quarter 2013 and were informed that they would have to conduct at least one Phase III clinical trial in hemodialysis catheters and potentially one Phase III clinical trial in another indication. In August 2014, both the FDA and Cormedix have agreed to the Phase III protocol design for Neutrolin in hemodialysis patients with a central venous catheter. CorMedix states that it plans to proceed with a pivotal Phase 3 multi-center clinical trial in hemodialysis patients with central venous catheters. Additionally, the Company has submitted to the FDA for review a Phase 3 protocol to support the use of Neutrolin® to prevent catheter related bloodstream infections for oncology patients receiving total parenteral nutrition (TPN). Cormedix stated that they expected to launch two Phase 3 trials in 4Q2015. We are unaware if these have been initiated.

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B-Lock™ (Great Lakes Pharmaceuticals)

B-Lock is a triple combination of trimethoprim, EDTA and ethanol from GLP. On July 24, 2012, GLP announced the initiation of a clinical study of B-Lock. GLP has stated that it has developed B-Lock as a device/drug combination product capable of effective prevention of catheter related bloodstream infection ("CRBI"). The study that was announced is a prospective, randomized, active control clinical investigation to be conducted in 22 clinical sites in Hungary and Poland and involves up to 400 patients on renal dialysis who required a central venous catheter for vascular access. GLP has stated that the clinical data would be used for CE Mark approval in the European Union. LMB is unaware as to the progress or results of these studies. In addition, LMB not aware of any IND being filed in the US for B-Lock, nor is LMB aware of any clinical studies to support salvage of infected catheters in bacteremic patients.

Neither of these lock solutions have been shown to be effective in salvaging catheters in bacteremic patients, and LMB does not expect that either would be pursued for this indication.

United States Government Regulation

The research, development, testing, manufacture, labeling, promotion, advertising, distribution and marketing, among other things, of LMB's products are extensively regulated by governmental authorities in the United States and other countries. LMB's products may be classified by the FDA as a drug or a medical device depending upon the indications for use or claims. Because certain of LMB's product candidates are considered as medical devices and others are considered as drugs for regulatory purposes, LMB intends to submit applications to regulatory agencies for approval or clearance of both medical devices and pharmaceutical product candidates.

In the United States, the FDA regulates drugs and medical devices under the Federal Food, Drug, and Cosmetic Act and the agency's implementing regulations. If LMB fails to comply with the applicable United States requirements at any time during the product development process, clinical testing, and the approval process or after approval, LMB may become subject to administrative or judicial sanctions. These sanctions could include the FDA's refusal to approve pending applications, license suspension or revocation, withdrawal of an approval, warning letters, adverse publicity, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties or criminal prosecution. Any agency enforcement action could have a material adverse effect on LMB.

Foreign Regulatory Requirements

LMB and any collaborative partners may be subject to widely varying foreign regulations, which may be different from those of the FDA, governing clinical trials, manufacture, product registration and approval and pharmaceutical sales. Whether or not FDA approval has been obtained, LMB or their collaboration partners must obtain a separate approval for a product by the comparable regulatory authorities of foreign countries prior to the commencement of product marketing in such countries. In certain countries, regulatory authorities also establish pricing and reimbursement criteria. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. In addition, under current United States law, there are restrictions on the export of products not approved by the FDA, depending on the country involved and the status of the product in that country.

International sales of medical devices manufactured in the U.S. that are not approved by the FDA for use in the U.S., or are banned or deviate from lawful performance standards, are subject to FDA export requirements. Exported devices are subject to the regulatory requirements of each country to which the device is exported. Some countries do not have medical device regulations, but in most foreign countries, medical devices are regulated. Frequently, regulatory approval may first be obtained in a foreign country prior to application in the U.S. to take advantage of differing regulatory requirements. Most countries outside of the U.S. require that product approvals be recertified on a regular basis, generally every 5 years. The recertification process requires that LMB evaluate any device changes and any new regulations or standards relevant to the device and conduct appropriate testing to document continued compliance. Where recertification applications are required, they must be approved in order to continue selling LMB's products in those countries.

In the European Union, in order for a product to be marketed and sold, it is required to comply with the Medical Devices Directive and obtain CE Mark certification. The CE Mark certification encompasses an extensive review of the applicant's quality management system which is inspected by a notified body's auditor as part of a stage 1 and 2 International Organization for Standardization ("ISO") 13485:2003 audit, in accordance with worldwide recognized ISO standards and applicable European Medical Devices Directives for quality management systems for medical device manufacturers. Once the quality management system and design dossier has been successfully audited by a notified body and reviewed and approved by a competent authority, a CE certificate for the medical device will be issued. Applicants are also required to comply with other foreign regulations such as the requirement to obtain Ministry of Health, Labor and Welfare approval before a new product can be launched in Japan. The time required to obtain these foreign approvals to market LMB's products may vary from U.S. approvals, and requirements for these approvals may differ from those required by the FDA.

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Medical device laws and regulations are in effect in many of the countries in which LMB may do business outside the United States. These laws and regulations range from comprehensive device approval requirements for LMB's medical device product to requests for product data or certifications. The number and scope of these requirements are increasing. LMB may not be able to obtain regulatory approvals in such countries and may be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals. In addition, the export of certain of LMB's products which have not yet been cleared for domestic commercial distribution may be subject to FDA export restrictions. Any failure to obtain product approvals in a timely fashion or to comply with state or foreign medical device laws and regulations may have a serious adverse effect on LMB's business, financial condition or results of operations.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The acquisition was closed on March 30, 2016.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The shares of Citius Common Stock issued in connection with the Agreement and the transactions contemplated thereby were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

Effective as of March 30, 2016, the following persons were appointed officers and directors of the Company:

Name	Age	Title
Myron Holubiak	69	President, Chief Executive Officer and Director
Leonard Mazur	71	Chairman and Secretary
Suren Dutia	72	Director
Carol Webb	69	Director
Dr. William Kane	72	Director
Howard Safir	74	Director

Set forth below is biographical information on each of the new officers and directors.

Carol Webb

Since April 2014, Carol Webb has served as a director of LMB. From 2000 to 2005, she served as Company Group Chairman of Johnson & Johnson, and from 1987 to 2000 she served in capacities including President, Vice President, Executive Director, Product Management and Senior Product Director of Ortho Biotech. Ms. Webb has worked in various positions including Sales Representative, Sales Trainer, Product Manager and Manager of Public Policy at Roche Laboratories from 1972 to 1983. Ms. Webb received her B.S. in Biology from Bowling Green State University. We believe that Ms. Webb is qualified to serve as a member of our Board of Directors because she brings over forty years of pharmaceutical sales, marketing and business development experience to our Board of Directors.

There is no family relationship between Ms. Webb and any of our other officers and directors. There are no understandings or arrangements between Ms. Webb and any other person pursuant to which Ms. Webb was appointed as director.

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Dr. William Kane

Since April 2014, Mr. William Kane has served as a director of LMB. He has served as a Clinical Professor at Duke University Medical Center since 2003. From 2006 to 2009, he served as the Chief Executive Officer of RadarFind Corporation, and from 2002 to 2003, he served as the Interim Chief Medical Officer of Mercy Fitzgerald Hospital. From 1996 until 2002, Dr. Kane served as the President and Chief Executive Officer of InteCardia, Inc., and from 1995 until 1996, he was with Health Care Consultant. From 1993 to 1995, Dr. Kane served in various capacities at Sharp Healthcare including Executive Vice President, Operations and Executive Vice President, Community Care. From 1992 to 1993, he was the Senior Vice President, Medical Affairs at Independence Blue Cross, and from 1990 to 1992, he served in various capacities at CentraState Medical Center including President, Chief Executive Officer, Executive Vice President and Chief Operating Officer. Medical Center. From 1989 to 1990, Dr. Kane was with Cain Brothers, Shattuck & Co., and from 1988 to 1989, he was the Senior Vice President, Health Services Division of American International Healthcare (formerly JBI). From 1986 to 1987, Dr. Kane was the Executive Vice President and Corporate Medical Director of CIGNA Healthplan, Inc., and from 1984 to 1986, he was at U.S. Healthcare, Inc. and served in various capacities including Senior Vice President Medical Delivery, President and Senior Medical Director. Dr. Kane is currently the chair of the board of directors of Research Triangle Park and was a past member of the board of directors of Pisacano Leadership Foundation and Make-A-Wish Foundation. In addition, he previously served on the Management Advisory Committee of Cornucopia House Cancer Support Center. Dr. Kane received his B.S. in Biology from the University of Scranton and his M.D. with Honors from the Temple University School of Medicine. We believe that Dr. Kane is qualified to serve as a member of our Board of Directors because of his extensive experience in the healthcare industry.

There is no family relationship between Dr. Kane and any of our other officers and directors. There are no understandings or arrangements between Dr. Kane and any other person pursuant to which Dr. Kane was appointed as director.

Howard Safir

Howard Safir has served as a director of LMB since April 2014. He has served as Chairman and Chief Executive Officer of VRI Technologies LLC, a security consulting and law enforcement integrator. From 2001 until 2010, Mr. Safir served as the Chairman and Chief Executive Officer of SafirRosetti, a provider of security and investigation services and a wholly-owned subsidiary of Global Options Group Inc. Mr. Safir served as the Vice Chairman of Global Options Group Inc. from its 2005 acquisition of SafirRosetti until 2010. He served as Chief Executive Officer of Bode Technology, also a wholly-owned subsidiary of Global Options Group Inc., from 2007 to 2010. Mr. Safir currently serves as a director of Implant Sciences Corporation, an explosives device detection company, and LexisNexis Special Services, Inc., a leading provider of information and technology solutions to governments, as well as Verint Systems Inc. During his career, Mr. Safir served as the 39th Police Commissioner of the City of New York, as Associate Director for Operations, U.S. Marshals Service and as Assistant Director of the Drug Enforcement Administration. We believe that Mr. Safir is qualified to serve as a member of our Board of Directors because of his background of serving on public company boards and his business experience.

There is no family relationship between Dr. Safir and any of our other officers and directors. There are no understandings or arrangements between Dr. Safir and any other person pursuant to which Dr. Safir was appointed as director.

Item 5.03 Amendment to Bylaws.

In connection with the Merger, on March 30, 2016, the Company adopted amended and restated bylaws to make certain modifications to the manner in which directors may be appointed and to provide for indemnification of the Company's officers and directors, as well as certain changes that are necessitated by the increase in directors.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws a copy of which is attached hereto as Exhibit 3.1 and is hereby incorporated by reference into this Item 5.03.

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Item 7.01 Regulation FD Disclosure.

On April 4, 2016, the Company issued a press release announcing execution of the Agreement.

A copy of the press release that discusses this matter is filed as an exhibit to this Current Report, and incorporated by reference in this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report and exhibits may contain these types of statements, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant's judgment as of the date of this Current Report. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as "believes," "expects," "should," "will," "seeks," "intends" and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

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Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company will provide the financial statements that are required to be filed with this Current Report as an amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and among the Company, SubCo and LMB dated March 30, 2016.*

3.1	Amended and Restated By-Laws of Citius Pharmaceuticals, Inc. dated March 30. 2016

10.1	Employment Agreement by and between the Company and Myron Holubiak dated March 30, 2016.

10.2	Subscription Agreement by and between the Company and Leonard Mazur dated March 21, 2016.

10.3	Voting Agreement by and among the Company, Leonard Mazur and certain other stockholders of the Company dated March 30, 2016.

99.1	Press Release dated April 4, 2016.

________________

*

Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: April 5, 2016	By:	/s/ Leonard Mazur
Leonard Mazur President and Chief Executive Officer

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